EXHIBIT 10.48














	EMPLOYMENT AGREEMENT
		AGREEMENT made as of June 1, 1987, between E. Gottschalks &
CO., INC., a California corporation (hereinafter called the
"Company), and MICHAEL J. SCHMIDT (hereinafter called) the
"Executive").
		WHEREAS, the Executive is presently employed by the Company and currently serves as Vice President of Stores; and
		WHEREAS, the Board of Directors of the Company desires to assure the
Company of the Executive's continuous employment in an execut
		WHEREAS, the Executive is desirous of committing himself to serve the
Company on the terms and conditions herein provided;
		NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein
contained, the parties hereto, intending to be legally bound hereby, agree as follows:
	1.	EMPLOYMENT. The Company hereby agrees to continue to
employ the Executive, and the Executive hereby agrees to continue to serve the
Company, for an original term commencing on June 1,
1987 and ending on May 31, 1989; provided, however, that unless the Company or Executive gives written notice to the contrary prior to February 28 of any year (commencing in 1987), the term of this Agreement shall automatically be extended for an
additional term of one (1) year on each June 1 (hereinafter

called the anniversary date"). Accordingly, this Agreement shall have a remaining term of two (2) years from any anniversary date, declining to extend this Agreement for an additional term of one
(1) year prior to February 28 preceding such anniversary date.
If such notice is given, the term of this Agreement shall end two (2) years from the anniversary date preceding such notice, or on
May 31, 1989 if written notice declining to extend this Agreement is given prior
to February 28, 1988.  The term of this Agreement,
hereinafter called "Employment Period" or the "full term of the
Employment Period".
	2.	POSITION AND DUTIES. The Executive shall serve as the
Vice President of Stores of the Company, reporting to the Chief
Executive Officer of the Company, and shall have supervision over, and responsibility for, the stores management and
operations, visual display of merchandise, and, in conjunction with the Vice President and General Merchandise Manager, store merchandise content, and shall have such other powers and duties as may from time to time be prescribed by the Chief Executive
Officer of the Company, provided that such duties are consistent with his present duties and with the Executive's position with the Company.
	3.	ACCEPTANCE OF EMPLOYMENT. The Executive hereby accepts
such employment for the compensation and upon the other terms and conditions provided for in this Agreement and agrees to devote his best efforts to such employment for as long as he shall be employed hereunder.  During the Employment Period,
except as permitted herein, the Executive shall devote
substantially full time and efforts to the business and affairs of the Company (including its subsidiaries and affiliates) and the promotion  of the its interests (except for reasonable
vacations and absence resulting rom sickness or accident) and shall not be actively engaged in any other business activities or duties (other than directorships in other companies) except for
activities approved in advance in each case by the Board of
Directors of the Company.
	4.	COMPENSATION. The Executive shall receive a base salary which shall commence at the rate of $93,600 per year, and shall
increase in each subsequent fiscal year of the Company at a
minimum rate of seven percent (7%) per year or at such higher rate as the Chief Executive Officer of the Company may in his
discretion determine after review and consideration of industry standard ("Base Salary").  The Executive's Base Salary shall be paid in 26 equal installments during the Employment Period.  Upon any increase in the rate of Base Salary, such increased rate of
Base Salary shall thereafter constitute the Executive's Base
Salary for all purposes of this Agreement and shall not
thereafter be reduced.  Any bonus paid to the Executive is
entirely at the discretion of the Chief Executive Officer.
		(b)	EXPENSES. During the term of his employment
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.
  	(c)	FRINGE BENEFITS. The Executive shall be entitled to
continue to participate in or receive benefits under all of the
Company's employee benefits plans and arrangements in effect on the date thereof or plans or arrangement providing the Executive with at least equivalent benefits thereunder.  The Executive shall be entitled to participate in or receive benefits under any retirement or pension plan, supplemental retirement or pension
plan, profit-sharing plan, savings plan, life insurance,
disability, health and medical plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on the basis consistent with the determination of the Board of Directors of the company and the terms, conditions and overall administration of such plans and arrangement. Nothing paid to the Executive under any plan or arrangement described in this subparagraph (c), whether presently in effect or made available in the future, shall be deemed to be
in lieu of compensation to be paid to the Executive pursuant to subparagraph (a) above.
	5.	TERMINATION.
		(a) DEATH OR RETIREMENT. The Executive's employment hereunder shall terminate upon his death or his retirement from the Company. Retirement shall have the same meaning as under the Company's primary plan, if any, which is qualified under Section
401 of the Internal Revenue Code, or as may otherwise be determined by the Company.
		(b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for 120 consecutive business days, and, within 30 days after a Notice of Termination )as hereinafter defined) is given by the Company, the Executive shall not have returned to the performance of his duties hereunder on a full-timer basis, the Company may terminate the Executive's employment hereunder.
		(c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, termination for Cause shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, substance abuse or addiction, or material breach of any provision of this Agreement.
		(d) TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment hereunder without Cause, if the Chief Executive Officer of the Company shall determine that such termination is in the best interest of the Company and the

Company shall have delivered to the Executive a Notice of
Termination hereunder.
		(e) TERMINATION BY THE EXECUTIVE. The Executive may
terminate his employment hereunder (i) for Good Reason or (ii)
for any other reason by giving a Notice of Termination hereunder to the Company.  For purpose of this Agreement, "Good Reason"
shall mean a significant change in the nature or scope of the
Executive's authorities or duties from those described in Section 2, a reduction in total compensation from that provided in
Section 4, any transfer requiring the Executive to relocate from his present residence or to move his office more than 25 miles from its present location, or the breach by the Company of any other provision of this Agreement,
		(f) NOTICE OF TERMINATION. Any termination by the
Company pursuant to subparagraph (b), (c) or (d) above by the
Executive pursuant to subparagraph (e) above shall be
communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a "Notice of
Termination" shall mean a notice shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to
under the provision so indicated.
		(g) DATE OF TERMINATION. Date of Termination shall mean (i) if the Executive's employment is terminated by his death or
retirement from the Company, the date of his death or his

retirement; (ii) if the Executive's employment is terminated pursuant to subparagraph (b) or (d) above, 30 days after Notice of Termination is given (provided that, in the case of
termination under subparagraph (b), the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period), and (iii) if the Executive's
employment is terminated pursuant to subparagraph (c) or (e)
above, the date specified in the Notice of Termination.
	6.	COMPENSATION UPON TERMINATION.
		(a) TERMINATION FOR CAUSE. If the Executive's
employment shall be terminate d for cause, the Company shall pay the Executive his full Base Salary through the Date of
Termination at the rate in effect at the time notice of
Termination is given, and the Company shall have no further
obligations to the Executive under this Agreement.  No Bonus shall be payable to the Executive with respect to any portion of the Company fiscal year in which his employment terminate s.
		(b) 	TERMINATION BY THE COMPANY OR EXECUTIVE UNDER
CERTAIN CIRCUMSTANCES. If the Company shall terminate the Executives employment pursuant to Section 5 (d) hereof, or if the Executive shall terminate his employment for Good Reason under
Section 5 (e) (i) hereof, the following provisions shall apply:
			(i) The Company shall continue to pay to the Executive the Base Salary and Bonus provided for in Section 4(a) hereof at the rate in effect at the time Notice of Termination is given as though his employment has continued until the end of the Executive shall be entitled in his discretion at any time to elect to receive a lump sum cash payment form the Company
(subject to any applicable payroll or other taxes required to be withheld) equal to the remaining amount of Base Salary which would be payable to him during the remainder of the full term of the Employment Period, with such Base Salary payments to be discounted to determine the lump sum cash payment at a rate per annum equal to the Well Fargo Bank prime interest rate in effect at the time of payment.
			(ii) In addition, all stock options or rights, if any, granted to the Executive by the Company shall fully vest and be immediately exercisable by the Executive to the extent such options or rights would have been exercisable at the end of the full term of the Employment Period. However, the Executive shall continue to be entitled to exercise such options or rights until they expire at the end of the original terms, except for any incentive stock options or other options or rights which are expressly required to terminate sooner under the terms of the plans or agreements conferring such options or rights.
			(iii) In the event of the application of the provisions of this subparagraph (d), it is understood that the Executive shall be deemed to ba an employee of the Company until the end of the full term of the Employment Period for purposes of the continuation and accrual of all benefits referred to in
Section 4(c) hereof, including, without limitation, all retirement and pension plans, supplemental retirement and pension plans or arrangements, profit-sharing plans, savings plans, and employee and executive life insurance, health, disability and medical plans, programs or arrangements. If, for any reason, the Executive cannot be considered as an employee for the purpose of entitlement to or accrual of benefits under any such plans, programs or arrangements or other benefits, the Company agrees to provide the Executive with comparable benefits for the remainder of the full term of the Employment Period and, in the case of any retirement or pension plan (including any supplemental retirement person or persons designated by the Executive to receive such payments, at the times payments would be made under such plans or arrangements, a further supplemental benefit the amount of which shall be the difference between amounts actually received by the Executive or such person or persons under the pension or retirements plans (including any supplemental pension or retirement plan or arrangement) of the Company and the amounts which would have been received had the Executive been credited under such plans or arrangements with full service for the remainder of the full term of the Employment Period. The
Executive's rights under any supplemental retirement or pension plan or arrangement shall become fully vested upon any termination of employment which results in the application of the provisions of this subparagraph (d).

		(e) VOLUNTARY TERMINATION. If the Executive shall
terminate his employment hereunder other than for Good Reason pursuant to Section 5(e) (ii) hereof, the Company shall pay the
Executive, through the Date of Termination, his full Base Salary at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the
Executive under this Agreement. No Bonus shall be payable to the Executive with respect to any portion of the Company's fiscal year in which his employment terminates.
	7. 	NO MITIGATION. The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement in connection with or following termination of employment by
seeking other employment or otherwise, nor shall the amount of any such payment provided for herein be reduced by any
compensation earned by the Executive as the result of employment by another employer after the termination of the Executive's employment hereunder.
	8. 	INDEMNIFICATION.	If litigation shall be brought to
enforce or interpret any provision contained herein, the Company hereby indemnifies the Executive for his attorney's fees and disbursements incurred in such litigation to the extent the Executive is successful therein, and hereby agrees to pay pre-judgement interest on any money judgement obtained by the Executive calculated at the Wells Fargo Bank prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

	9. 	SUCCESSORS; BINDING AGREEMENT.
		(a) This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation in which the Company is not the surviving or resulting corporation, or the corporation to which such assets
		(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and /or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitled to t and shall entitled to hereunder if he terminated his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in the Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to the Company's business and/or assets as aforesaid which executes and delivers the Agreement provided for in this subparagraph (b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
		(c) This Agreement and all rights of the Executive

hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amounts would still by payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designee, to the Executive's estate.
	10.	NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be
in writing and shall be deemed to have been duly given when
delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
	If to the Executive:
	Michael J. Schmidt
	Executive Office
	Fulton Mall and Kern Street
	Post Office Box 1872
	Fresno, CA  93718

	If to the Company:

	E. Gottschalks & Co., Inc.
	Executive Office & Kern Street
	Post Office Box 1872
	Fresno, CA  93718
	Attention: Chief Executive Officer

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

	11.	MISCELLANEOUS. No provision of this Agreement may be
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or agent as may be specifically designated by the
Board of Directors of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.
	12.	VALIDITY.	The invalidity or unenforceability of any
provision or provisions of this Agreement shall not effect the validity or enforceability or any other provision of this
Agreement, which shall remain in full force and effect.
	13.	COUNTERPARTS. This Agreement may be executed in one or
more counterparts, each of which shall be deemed to be an
original but all of which together will constitute one and the same instrument.
	14.	ENTIRE AGREEMENT. This Agreement embodies the entire
Agreement of the parties respecting the employment of the Executive.


		IN WITNESS THEREOF, the parties have executed this agreement as of the date first above written.


							"COMPANY"

							E. GOTTSCHALKS & CO., INC.



							By:                              	 							Joseph W. Levy
								Chairman of the Board



							By                              								Gerald H. Blum
								President



							"EXECUTIVE"



								Michael J. Schmidt